Exhibit 21.1

DELUXE CORPORATION SUBSIDIARIES

Anchor Systems Pty Ltd (Australia)
ChecksByDeluxe.com, LLC (Minnesota)
Crucial Paradigm Pty Ltd (Australia)
Datamyx LLC (Delaware)
Direct Checks Unlimited, LLC (Colorado)
Direct Checks Unlimited Sales, Inc. (Colorado)
Deluxe Business Operations, Inc. (Delaware)
Deluxe Enterprise Operations, LLC (Minnesota)
Deluxe Financial Services, LLC (Minnesota)
Deluxe Manufacturing Operations, LLC (Minnesota)
Deluxe Small Business Sales, Inc. (Minnesota)
Deluxe Strategic Sourcing, Inc. (Texas)
Digital Pacific Assets Pty Ltd (Australia)
Digital Pacific Group Pty Ltd (Australia)
Digital Pacific Pty Ltd (Australia)
Digital Pacific Services Pty Ltd (Australia)
First Manhattan Consulting Group, LLC (Delaware)
Hostopia Australia Holding Co Pty Ltd (Australia)
Hostopia Australia Pty Ltd (Australia)
Hostopia Australia Web Pty Ltd (Australia)
Hostopia Bulgaria EOOD (Bulgaria)
Hostopia Canada, Corp. (Canada)
Hostopia Ireland Limited (Ireland)
Internet Names for Business Inc. (Canada)
Image Distribution Services (California)
LogoMix Inc. (Delaware)
NEBS Business Products Limited (Canada)
Payce, Inc. (Maryland)
REMITCO LLC (Delaware)
Research Development and Manufacturing Corporation (Canada)
Safeguard Acquisitions, Inc. (Texas)
Safeguard Business Systems, Inc. (Delaware)
Safeguard Business Systems Limited (Canada)
Safeguard Franchise Sales, Inc. (Texas)
Safeguard Franchise Systems, Inc. (Texas)
Safeguard Holdings, Inc. (Texas)
SyncSuite, LLC (Minnesota)
Wausau Delaware, LLC (Delaware)
Wausau Financial Systems, Inc. (Wisconsin)
Wausau RDM Holding Corp. (Canada)